AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 6, 2002

                    Registration No. 333-
                                         --------------------

      --------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BRT REALTY TRUST
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
                                  -------------
         (State or Other Jurisdiction of Incorporation or Organization)
                                     2755856
                                     -------
                      (I.R.S. Employer Identification No.)

                    60 CUTTER MILL ROAD, GREAT NECK, NY 11021
                    -----------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                BRT REALTY TRUST
                       1996 STOCK OPTION PLAN, AS AMENDED
                       ----------------------------------
                            (Full Title of the Plan)

                                 Simeon Brinberg
                                BRT REALTY TRUST
                               60 CUTTER MILL ROAD
                              GREAT NECK, NY 11021
                              --------------------
                     (Name and Address of Agent for Service)

                                 (516) 466-3100
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE


                                              Proposed           Proposed
Title of Each                                 Maximum            Maximum          Amount of
Class of Securities        Amount to be       Offering           Aggregate       Registration
to be Registered           Registered(1)   Price Per Share(2)    Offering Price      Fee
----------------           -------------   ------------------    --------------      ---

Shares of Beneficial
Interest, 3.00 par value      500,750           $13.28            $6,649,960        $612

---------------------------------------------------------------------------------------------

(1) This Registration Statement covers 339,750 Shares of Beneficial Interest issuable upon exercise of stock options granted under the 1996 Stock Option Plan, as amended, and 161,000 Shares of Beneficial Interest issuable upon exercise of options authorized for grant under the 1996 Stock Option Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) (1) promulgated under the Securities Act of 1933 and based upon the average high and low price of Beneficial Shares on the New York Stock Exchange on December 2, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by BRT Realty Trust, a real estate investment trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No 1-7172):

     1. Annual Report on Form 10-K for the fiscal year ended September 30, 2001;

     2. Quarterly Reports on Form 10-Q for the three months ended December 31,2001, March 31, 2002 and June 30, 2002;

     3. Current Report on Form 8-K filed on August 14, 2002; and

     4. The description of the Trust's Shares of Beneficial Interest, $3.00 par value, contained in Registration Statement on Form 8-A filed on December 10, 1987.

In addition, all documents filed subsequent to the date hereof by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Simeon Brinberg and Mark H. Lundy, members of the firm of Brinberg & Lundy, which firm has provided an opinion with respect to the shares being registered by this Registration Statement, are officers and shareholders of the Trust and hold options under the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Declaration of Trust of BRT Realty Trust, as amended, provides that BRT Realty Trust shall indemnify each Trustee, officer, employee and agent against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action,suit or other proceedings by BRT Realty Trust or any other person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a Trustee, officer, employee or agent; provided, however, there shall be no indemnification with respect to any matter as to which the person seeking indemnification shall have been adjudicated to have acted in bad faith or with wilfull misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of BRT Realty Trust and further provided, that as to any matter disposed of by a compromise payment by the person seeking indemnification, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such a compromise shall be approved as in the best interests of BRT Realty Trust by a majority of the disinterested Trustees or unless BRT Realty Trust shall have received a written opinion from independent legal counsel to the effect that such person appears to have acted in good faith in the reasonable belief that his action was in the best interests of BRT Realty Trust. Subject to the proviso clauses, and except for expenses not reasonably incurred, the Declaration of Trust of BRT Realty Trust is intended to provide for indemnification of Trustees, officers, employees and agents to the fullest extent provided by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        See Exhibit Index

 ITEM 9. UNDERTAKINGS.

 (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)
             (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d)of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
fide  offering   thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York, on this 5th day of December, 2002.

                                                BRT REALTY TRUST

                                                s/Jeffrey Gould
                                                ---------------
                                                Jeffrey Gould, President and
                                                Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Gould, with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or choose to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

 Signature                     Title                           Date
 ---------                     -----                           ----

s/Fredric H.Gould        Chairman of the Board            December 5, 2002
-----------------

s/Jeffrey Gould          President, Chief Executive       December 5, 2002
---------------          Officer (principal,
                         executive Officer) and Trustee

s/Patrick J. Callan      Trustee                          December 4, 2002
-------------------

s/Matthew Gould          Trustee                          December 5, 2002
---------------

s/Herbert C.Lust II      Trustee                          December 4, 2002
-------------------

s/David Herold           Trustee                          December 4, 2002
--------------

s/Arthur Hurand          Trustee                          December 5, 2002
---------------

s/Gary Hurand            Trustee                          December 5, 2002
-------------

s/George Zweier          Vice President and               December 5, 2002
---------------          Chief Financial Officer
                         (principal financial officer)

                                 EXHIBIT INDEX.

Exhibit
No.
---

4.1            BRT Realty Trust 1996 Stock Option Plan, as amended
4.3            Form of Common Stock Certificate
5.1            Opinion of Brinberg & Lundy
23.1 Consent of Brinberg & Lundy (included in its opinion filed as Exhibit 5.1 Hereto)
23.2           Consent of Ernst & Young LLP, independent auditors
24.1 Powers of Attorney (included on the signature page of this Registration Statement)

                                   EXHIBIT 4.1
                                BRT REALTY TRUST
                             1996 STOCK OPTION PLAN
                                   AS AMENDED

1.                Purpose.
                  -------

     The purpose of this plan (the "Plan") is to secure for BRT Realty Trust (the "Trust") and its shareholders the benefits arising from ownership of shares of Beneficial Interest, $3.00 par value ("Beneficial Shares") by employees, officers and trustees of, and consultants or advisors to, the Trust who are expected to contribute to the Trust's future growth and success. Except where the context otherwise requires, the term "Trust" shall include all present and future subsidiaries of the Trust as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).


2.                Type of Options and Administration.
                  ----------------------------------

     (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Trustees of the Trust and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

     (b) Administration. The Plan will be administered by the Compensation Committee (the "Committee") appointed by the Board of Trustees of the Trust (or any successor committee), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")). The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No trustee or person acting pursuant to authority delegated by the Board of Trustees shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of Beneficial Shares that may be granted to any person in a calendar year shall not exceed 50,000 Beneficial Shares.

     (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Trust only at such time as the Trust's Beneficial Shares are registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.                Eligibility.
                  -----------

     (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or trustees of, or consultants or advisors to, the Trust or any subsidiaries of the Trust as defined in Sections 424(e) and 424(f) of the Code ("Participants") provided, that Incentive Stock Options may only be granted to individuals who are employees of the Trust (within the meaning of Section 3401(c) of the Code). Subject to the limitation contained in Section 2(b) above, a person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.


     (b) Grant of Options to Reporting Persons. The Board of Trustees or the Committee shall select the persons to whom options shall be granted and, the timing of the option grants, the exercise price of the options and the number of shares subject to the option, provided, however, that the selection of a trustee (director) or an officer who is a Reporting Person (as the term "director" and "officer" are defined for the purposes of Rule 16b-3) as a recipient of an option; and with respect to a Reporting Person the timing of the option grant, the exercise price of the option and the number of shares subject to option shall be determined either (i) by the Board of Trustees, or (ii) by a committee consisting solely of two or more trustees having full authority to act in the matter, each of whom shall be a "Non-Employee Trustee" . For the purposes of the Plan, a Trustee shall be deemed to be a "Non-Employee Trustee" only if such person qualifies as a "Non-Employee Trustee" as such term is defined in Rule
16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Trustee do not qualify as a "Non-Employee Trustee" within the meaning of Rule 16b-3, as such term is interpreted from time to time, then the granting of options to officers and trustees who are Reporting Persons under the Plan shall be determined by the Board of Trustees.

4.                Stock Subject to Plan.
                  ---------------------

     The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Beneficial Shares. Subject to adjustment as provided in Section 15 below, the maximum number of Beneficial Shares of the Trust which may be issued and sold under the Plan is 700,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.                Forms of Option Agreements.
                  --------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Trustees or the Committee. Such option agreements may differ among recipients.

6.                Purchase Price.
                  --------------

     (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Trustees at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of Beneficial Shares as of a specified date for the purposes of the Plan shall mean the closing price of Beneficial Shares on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of Beneficial Shares shall be determined in good faith by the Board of Trustees. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Trust in an amount equal to the exercise price of such options, or by any other means which the Board of Trustees determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.                Option Period.
                  -------------

     Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Trustees and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.                Exercise of Options.
                  -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Trustees may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.


9.                Transferability of Options.
                  --------------------------

     Incentive Stock Options granted under the Plan shall not be assignable in whole or in part except by will or by the laws of descent and distribution. Options granted under this Plan which are non-statutory options shall be assignable or otherwise transferable by the optionee in whole or in part (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in the Code, (iii) pursuant to Title I of the Employee Retirement Income Security Act, or the rules thereunder, (iv) to the spouse, children, grandchildren or parents of the optionee ("Qualifying Relatives") or any trust created or existing for the benefit of the optionee and/or one or more Qualifying Relatives, and (v) to any partnership or limited liability company in which the optionee and/or one or more Qualifying Relatives is a partner or member. The Board of Trustees or the Committee, in their discretion, may permit the transfer of options granted under the Plan to other persons or entities, provided that Incentive Stock Options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

     In the event an optionee dies during his employment by the Trust or any of its subsidiaries, or during the three-month period following the date of termination of such employment, the option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators or by any assignee or transferee to the extent to which such option was exercisable at the time of the optionee's death during the periods set forth in Section 10 or 11(d).


10.               Effect of Termination of Employment or Other Relationship.
                  ---------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an Option, and subject to the provisions of the Plan, an optionee (or any permitted assignee or transferee of an option granted hereunder), may exercise an option at any time within three months following the termination of the optionee's employment or other relationship with the Trust or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire for all purposes and with respect to any assignee or transferee immediately upon such termination. The Board of Trustees shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee and any assignee or transferee of any option granted hereunder.

11.               Incentive Stock Options.
                  -----------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% Shareholder. If any person to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Trust (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

         (i) The purchase price per share of Beneficial Shares subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one Beneficial Share at the time of grant; and

         (ii) the option exercise period shall not exceed five years from the date of grant.

     (c) Dollar Limitation. For so long as the Code shall so provide, options granted under the Plan (and any other incentive stock option plans of the Trust) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for Beneficial Shares with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

     (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Trust, except that:
                        (i) an Incentive Stock Option may be exercised within
                  the period of three months after the date the optionee ceases to be an employee of the Trust (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                       (ii) if the optionee dies while in the employ of the
                  Trust, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                      (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Trust, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.               Additional Provisions.
                  ---------------------

                  (a) Additional Option Provisions. The Board of Trustees may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, repurchase rights, rights of first refusal, or such other provisions as shall be determined by the Board of Trustees; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

                  (b) Acceleration, Extension, Etc. The Board of Trustees may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.               General Restrictions.
                  --------------------

     (a) Investment Representations. The Trust may require any person to whom an Option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Trust to the effect that such person is acquiring the Beneficial Shares subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Trust deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     (b) Compliance With Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Trust shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Trustees. Nothing herein shall be deemed to require the Trust to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.               Rights as a Stockholder.
                  -----------------------

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


15. Adjustment Provisions for Recapitalizations,Reorganizations and Related Transactions.
 --------------------------------------------------------------------------

     (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding Beneficial Shares are increased, decreased or exchanged for a different number or kind of shares or other securities of the Trust, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such Beneficial Shares or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

     (b) Reorganization, Merger and Related Transactions. All outstanding Options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

                                    (i) the date on which Beneficial Shares are
                  first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Trust, any Subsidiary, any employee benefit plan of the Trust or of any Subsidiary or any entity holding Beneficial Shares or other securities of the Trust for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Trust and regardless of the number of shares purchased pursuant to such offer;

                                    (ii) the date the Trust acquires knowledge
                  that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Trust, current officers and/or trustees, any Subsidiary, any employee benefit plan of the Trust or of any Subsidiary or any entity holding Beneficial Shares or other securities of the Trust for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Trust entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all shareholders of the Trust would be entitled if the election of the Board of Trustees were an election held on such date;

                                    (iii) the date, during any period of two
                  consecutive years, when individuals who at the beginning of such period constitute the Board of Trustees of the Trust cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Trust, of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period; and

                                    (iv) the date of approval by the
                  stockholders of the Trust of an agreement (a "reorganization agreement") providing for:

        (A) The merger or consolidation of the Trust with another corporation or real estate investment trust where the stockholders of the Trust, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the entity issuing cash or securities in the merger or consolidation entitling such shareholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation or real estate investment trust would be entitled in the election of directors or trustees or where the members of the Board of Trustees of the Trust, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors or the Board of Trustees of the entity issuing cash or securities in the merger or consolidation; or

        (B) The sale or other disposition of all or substantially all the assets of the Corporation.

     (c) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Trustees, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.               Merger, Consolidation, Asset Sale, Liquidation, etc.

     (a) General. In the event of any sale, merger, transfer or acquisition of the Trust or substantially all of the assets of the Trust in which the Trust is not the surviving entity, and provided that after the Trust shall have requested the acquiring or succeeding entity (or an affiliate thereof), that equivalent options shall be substituted and such successor entity shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

     (b) Substitute Options. The Trust may grant options under the Plan in substitution for options held by employees of another entity who become employees of the Trust, or a subsidiary of the Trust, as the result of a merger or consolidation of the employing entity with the Trust or a subsidiary of the Trust, or as a result of the acquisition by the Trust, or one of its subsidiaries, of property or stock of the employing entity. The Trust may direct that substitute options be granted on such terms and conditions as the Board of Trustees considers appropriate in the circumstances.


17.               No Special Employment Rights.
                  ----------------------------

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Trust or interfere in any way with the right of the Trust at any time to terminate such employment or to increase or decrease the compensation of the optionee.


18.               Other Employee Benefits.
                  -----------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Trustees.


19.               Amendment of the Plan.
                  ---------------------

     (a) The Board of Trustees may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Trust is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Trustees may not effect such modification or amendment without such approval.

     (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Trustees may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Trustees shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under
Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.


20.               Withholding.

                  -----------
     (a) The Trust shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Trust, which may be withheld by the Trust in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Trust to withhold Beneficial Shares otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Trust Beneficial Shares already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with Beneficial Shares which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) The acceptance of Beneficial Shares upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Trust if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Trust, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Trust's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Trust at the time of such disposition.

     (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.               Cancellation and New Grant of Options, Etc.
                  ------------------------------------------

     The Board of Trustees shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.


22.               Effective Date and Duration of the Plan.
                  ---------------------------------------

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Trustees, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Trust's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Trustees; amendments requiring shareholder approval shall become effective when adopted by the Board of Trustees, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Trust to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Trust's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Trust to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Trustees, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.               Governing Law.
                  -------------

     The provisions of this Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

     Adopted by the Board of Trustees on December 6, 1996, as amended by the Board of Trustees on December 10, 2001.



                                               EXHIBIT 4.3
NUMBER
BU                                             THIS  CERTIFICATE  HAS BEEN  EXECUTED BY TRUSTEES OR OFFICERS OF BRT REALTY TRUST
  -------------------                          (THE  "TRUST")  IN  THEIR  REPRESENTATIVE CAPACITIES UNDER THE DECLARATION
                                               OF TRUST OF BRT REALTY TRUST DATED JUNE 16,  1972,  AS  AMENDED  FROM  TIME  TO
                                               TIME,  AND NOT  INDIVIDUALLY.  THE OBLIGATIONS  HEREUNDER  ARE NOT BINDING ON,
                                               NOR SHALL  RESORT BE HAD TO THE PRIVATE  PROPERTY  OF,  ANY  OF  THE  TRUSTEES,
                                               THEIR  EMPLOYEES OR THE SHAREHOLDERS  OF THE  TRUST  INDIVIDUALLY,  BUT ONLY UPON
                                               THE  TRUSTEES  AS TRUSTEES AND UPON THE TRUST PROPERTY.

CERTIFICATE FOR SHARES                                                                                                    SHARES
OF BENEFICIAL INTEREST                                                                         ----------------------------
$3 PAR VALUE                                                                                   CUSIP 055645 30 3
                                                                                               See reverse for certain definitions
FORMED UNDER THE LAWS OF THE
COMMONWEALTH OF MASSACHUSETTS


                                                          BRT REALTY TRUST


This Certifies that
is the registered holder of

                  FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST $3 PAR VALUE IN

         BRT Realty Trust (The "Trust"), a Massachusetts voluntary association established by a Declaration of Trust dated June 16, 1972, as amended from timeto time, a copy of which, together with all amendments thereto (the
"Declaration") is on file with the Secretary of The Commonwealth of Massachusetts. The provisions of the Declaration are hereby incorporated in and made a part of this certificate as fully as if set forth herein in their entirety, to all of which provisions the holder and every transferee or assignee hereof by accepting or holding the same agrees to be bound. SEE REVERSE FOR EXISTENCE OF REDEMPTION AND PROHIBITION OF TRANSFER PROVISIONS GOVERNING THE SHARES REPRESENTED
BY THIS CERTIFICATE. This certificate and the shares represented hereby are negotiable and transferable on the books of the
Trust by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed or assigned to the same extent as a stock certificate for the shares of a Massachusetts business corporation. This certificate is issued by the Trustees of BRT Realty Trust, acting not individually but as Trustees, and is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Trust and the facsimile [SEAL ] signatures of its duly authorized officers.

Dated:

                          Secretary                                                               President


                                BRT REALTY TRUST

    PROVISIONS RELATING TO REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES.
    ------------------------------------------------------------------------

     IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH CERTAIN REQUIREMENTS OF THE INTERNAL REVENUE CODE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REDEMPTION BY THE TRUSTEES OF THE TRUST AND THE TRANSFER THEREOF MAY BE PROHIBITED UPON THE TERMS AND CONDITIONS SET FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE. TO ENABLE THE TRUSTEES TO DETERMINE WHETHER ACTUAL AND CONSTRUCTIVE OWNERSHIP OF SHARES OF THE TRUST IS IN CONFORMITY WITH SUCH REQUIREMENTS, EACH HOLDER OF THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE SHALL UPON DEMAND DISCLOSE TO THE TRUSTEES IN WRITING SUCH INFORMATION AS THEY MAY DEEM NECESSARY FOR SUCH PURPOSE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  - as tenants in common  UNIF GIFT MIN ACT--    Custodian
                                                             ------------------
                                                             (Cust)      (Minor)
         TEN ENT  - as tenants by the entireties             under Uniform Gifts
                                                                 to Minors
         JT TEN   - as joint tenants with right of
                    Survivorship and not as tenants          Act
                                                                ----------------
                    in common                                      (State)
                    Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED         hereby sell(s),assign(s),and transfer(s)unto
         -----------------------------------------------------------------------
                   PLEASE INSERT SOCIAL SECURITY OR OTHER
                   IDENTIFYING NUMBER OF NEW OWNER
                   --------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                    ASSIGNEE.

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

                                                                       Shares of
         --------------------------------------------------------------
         Beneficial Interest represented by the within Certificate, hereby irrevocably constituting and appointing

         -----------------------------------------------------------------------

                                                                        Attorney
         -----------------------------------------------------------------------
         to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

         Dated,
               --------------------------
                     (Sign here)
                                                --------------------------------
                                                NOTICE:  THE  SIGNATURE  TO THIS
                                                ASSIGNMENT MUST CORRESPOND WITH
                                                THE NAME AS WRITTEN UPON THE
                                                FACE OF THE CERTIFICATE IN EVERY
                                                PARTICULAR, WITHOUT ALTERATION
                                                OR ENLARGEMENT, OR ANY CHANGE
                                                WHATEVER.

                                   Exhibit 5.1

                                BRINBERG & LUNDY
                               60 CUTTER MILL ROAD
                                    SUITE 303
                              GREAT NECK, NY 11021
                            Telephone (516) 466-3100
                            Facsimile: (516) 466-3132

                                                            December 5, 2002




BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, NY  11021

                                    RE:     1996 STOCK OPTION PLANS
                                            REGISTRATION STATEMENT on FORM S-8
                                            ----------------------------------

Gentlemen:

     In our capacity as counsel to BRT Realty Trust, a Massachusetts business trust ("BRT"), we have been requested to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed by BRT with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 500,750 shares (the "Shares") of Beneficial Interest, $3.00 par value, issuable upon the exercise of stock options (the "Options") granted or to be granted under the 1996 Stock Option Plan of BRT Realty Trust, as amended (the "Plan").

     In furnishing our opinion, we have examined the Declaration of Trust of BRT, as amended, the By-Laws of BRT, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the Options have been duly authorized and, when paid for and issued in accordance with the terms of the Options and the Plan, will be legally issued, fully paid and non-assessable.

     Simeon Brinberg and Mark H. Lundy, members of this firm, are officers and directors of BRT and hold options granted under the Plan.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement.
                                                      Very truly yours,

                                                      /s/ Brinberg & Lundy
                                                      --------------------

                                  Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of BRT Realty Trust of our report dated December 4, 2001, with respect to the consolidated financial statements and schedule of BRT Realty Trust included in its Annual Report (Form 10-K)for the year ended September 30, 2001, filed with the Securities and Exchange Commission.
                                                          s/Ernst & Young LLP
                                                          -------------------

New York, New York
December 5, 2002